SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2004

DUKE REALTY CORPORATION

(Exact name of registrant specified in its charter)

Indiana	1-9044	35-1740409
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street Suite 100 Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Item 5.  Other Events

The purpose of this filing is to set forth an exhibit in connection with the execution of a new $500 million revolving line of credit.

On January 22, 2004, Duke Realty Limited Partnership, as borrower (the “Borrower”), and we, as general partner of the Borrower and guarantor, obtained a new $500 million revolving line of credit (the “Revolving Loan”) from a group of 18 lender banks. The Revolving Loan was arranged by Banc One Capital Markets, Inc., syndicated by PNC Bank, National Association, Wachovia Bank, National Association and Wells Fargo Bank, NA with Bank One, NA as the administrative agent.

The Revolving Loan matures in January 2007 and replaces our previous $500 million revolving credit facility. Under the terms of the loan agreement, the outstanding principal balance of the Revolving Loan may increase to $700 million, including Swing Line Loans and Competitive Bid Loans.

Item 7(c).  Exhibits

10.1                           Fourth Amended and Restated Revolving Credit Agreement dated January 22, 2004, among Duke Realty Limited Partnership, as borrower, Duke Realty Corporation, as General Partner and Guarantor, and Bank One as Administrative Agent and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

	By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President and General Counsel

Dated: January 23, 2004